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Exhibit 99.1

SUMMARY OF KEY TERMS
€400 MILLION ADDITIONAL FACILITY F
UNDER THE
€1.072 BILLION SENIOR SECURED CREDIT FACILITY
FOR UPC DISTRIBUTION HOLDING B.V.

        Pursuant to the €1.072bn Facility Agreement, TD Bank Europe Limited, as Facility Agent, and certain banks and financial institutions agreed to make available to UPC Distribution Holding B.V. (i) a term loan facility ("Facility D") as specified and detailed therein and (ii) additional term loan facilities (the "Additional Facilities") from time to time as specified and detailed in an additional facility accession agreement (the "Additional Facility Accession Agreement") pursuant to which each Lender under Facility F will accede to the €1.072bn Facility Agreement. The Facility F term loan facility detailed in this Term Sheet ("Facility F") shall be designated as an "Additional Facility" under the €1.072bn Facility Agreement. A summary of the terms and conditions on which Facility F will be made available is set out below.

1.	Borrowers:
UPC Distribution Holding B.V. ("UPC Distribution"), a Dutch company, (or UPC Financing Partnership (the "US Borrower"), a US General Partnership, as appropriate) in respect of Facility F1 (as defined below) and the US Borrower in respect of Facility F2 (as defined below), together with (in each case) any member of the Borrower Group (as defined below) which becomes an Additional Borrower.
2.	Guarantors:
At closing, the Borrowers' obligations will be guaranteed by UPC Distribution, the US Borrower, UPC Holding II B.V. (being, along with UPC Distribution, a general partner in the US Borrower), UPC Holding B.V., UPC Nederland N.V., Stipdon Investments B.V., Cable Networks Austria Holding B.V., UPC France Holding B.V., UPC Scandinavia Holding B.V. and UPC Telecom B.V. (the "Initial Guarantors").

At all times after closing, UPC Distribution will ensure that additional subsidiaries of UPC Distribution (the "Additional Guarantors") will become guarantors if necessary to ensure that the value of the aggregate EBITDA, total assets and total revenues of:
(a)
the Initial Guarantors (other than UPC Distribution, UPC Holding II B.V. and UPC Holding B.V. (or such other company as is the immediate holding company of UPC Distribution from time to time)) and their respective subsidiaries from time to time; and
(b) any Additional Guarantors and their respective subsidiaries from time to time, account for not less than 95% of each of the consolidated total assets, total revenues and EBITDA of the Borrower Group (as defined below).
The Borrowers and the Guarantors are together referred to as the "Obligors".

3.	Borrower Group:	UPC Distribution, the US Borrower and all subsidiaries of UPC Distribution other than Unrestricted Subsidiaries (the "Borrower Group").

An "Unrestricted Subsidiary" means each subsidiary of UPC Distribution the acquisition cost of which and whose on-going funding requirements are not funded directly or indirectly (in whole or in part) by any member of the Borrower Group by way of drawings under the facilities made available under the €1.072bn Facility Agreement or the €3.5bn senior secured credit facility (the "Existing Facility Agreement").
4.	Mandated Lead Arrangers and Bookrunners:	BNP Paribas and TD Securities (USA), Inc.
5.	Facility Agent and Security Agent:	TD Bank Europe Limited
6.	Underwriters:	BNP Paribas and Toronto Dominion (Texas), Inc.
7.	Lenders:
The Underwriters together with other funds and financial institutions (other than banks) to be determined by the Mandated Lead Arrangers in consultation with the Borrowers (provided that, in the event that UPC Distribution is a Borrower under Facility F1, such funds and financial institutions that participate in Facility F1 shall be Professional Marker Parties in accordance with the Dutch banking regulations).
8.	Majority Lenders:
Lenders who together account for 66.67% of outstanding commitments/participations under the €1.072bn Facility Agreement. Certain amendments and waivers (including those relating to extensions of maturity and reductions in fees or rate) will require the consent of all the Lenders.
9.	Purpose:	Facility F may be used:
(a)
in permanent prepayment and cancellation of all or part of Facility B and/or Facility C under the Existing Facility Agreement (subject to the call protection provisions in respect of Facility C) in accordance with the terms of the €1.072bn Facility Agreement and the Existing Facility Agreement; and/or
(b)
in non-permanent repayment of revolving Facility A under the Existing Facility Agreement in an amount equal to that: (i) intended to be re-borrowed to finance a Permitted Acquisition (as defined below); and/or (ii) which has been used to finance a Permitted Acquisition at any time in the past; and/or
(c) to finance an Additional Permitted Acquisition (as defined below).
10.	Final Maturity Date:	31st December, 2011.

11.	Description:	A single draw €400,000,000 (or its equivalent in US Dollars) term loan facility comprising a Euro tranche ( "Facility F1") and a US Dollar tranche ("Facility F2").

To the extent that additional commitments are available to the Mandated Lead Arrangers, UPC Distribution may request that Facility F be increased to an amount greater than €400 million (or its equivalent in US Dollars).
12.	Availability:	Facility F will be available for drawing by way of a single drawing at closing subject to:
(i) satisfaction of conditions precedent; and
(ii) pro forma covenant compliance after taking into account the requested drawing.

For the purposes of (ii) above, pro forma compliance will be established by reference to the latest testing of the relevant financial covenant(s) which has been reported to the Lenders by notionally increasing Senior Debt as shown in such test(s) by the net increase, if any, to the overall drawn amount of the facilities under the €1.072bn Facility Agreement and the Existing Facility Agreement since the quarter date to which such test(s) relate.
13.	Interest:	The rate of interest will be:
(i)
in relation to Facility F1, EURIBOR and, in relation to Facility F2, LIBOR (in each case for 1, 2, 3 or 6 months, at the relevant Borrowers' option, or such other period not exceeding 6 months as agreed with all the Lenders; plus
(ii) the Margin; plus
(iii) Mandatory Costs (to be calculated in accordance with the standard Loan Market Association calculations and formulae).

The Margin for Facility F1 and Facility F2 shall be 4.00% p.a. and 3.50% p.a., respectively, in each case until six months after signing of the Additional Facility Accession Agreement in respect of Facility F and thereafter will be adjusted in accordance with the section headed "Margin Ratchet" below.
Interest will be payable on the last day of each interest period and in any event not less than semi-annually.
Default Margins for unpaid amounts shall be 2% above the Margin level.
14.	Margin Ratchet:
After the date six months after signing of the Additional Facility Accession Agreement in respect of Facility F, the Margin applicable to Facility F1 and Facility F2 will be adjusted depending on the ratio of Senior Debt to Annualised EBITDA as follows:

	Applicable Margin
Senior Debt to Annualised EBITDA	Facility F1	Facility F2
≥3.50:1	4.00%	3.50%
<3.50:1	3.25%	3.00%
15.	Repayment:
Facility F will be repaid at a rate of 1% p.a. (calculated as a percentage of the original Facility F amount) in semi-annual instalments from 30th September, 2009 to 30th September, 2011 (with final repayment of the balance on 31st December, 2011).
16.	Mandatory Prepayment:
Mandatory cancellation and prepayment of the Additional Facilities is required in the circumstances set out in the €1.072bn Facility Agreement, including in the circumstances and in the amounts described below:
(a)
an amount equal to 50% of excess cashflow for each financial year shall be prepaid, provided that prepayments will not be required (i) after the date the Facility Agent receives accounts which show that, for the two most recent test periods (each covering two consecutive quarter end dates) the ratio of Senior Debt to Annualised EBITDA is less than or equal to 4:1; or (ii) if the excess cash flow in respect of the relevant financial year is less than €5,000,000; and
		(b)	all amounts outstanding under Facility F shall, at the option of the Majority Lenders, be prepaid and the Lenders' commitments shall be cancelled, on the occurrence of:
(i)	UnitedGlobalCom, Inc (or its successor following a consolidation) ceasing to directly or indirectly own more than 50% of the issued share capital of UGCE Inc. and ceasing to control UGCE Inc.; or
(ii)
UGCE Inc. ceasing to be the direct or indirect legal and beneficial owner of more than 50% of the issued share capital of, or otherwise ceasing to have the power to exercise management control over, UPC Holding B.V. (or such other company as is the immediate holding company of UPC Distribution from time to time) ("UPC Distribution Holdco"); or
(iii)
UPC Distribution Holdco ceasing to be the legal and beneficial owner of 100% of the issued share capital of UPC Distribution and UPC Holding II B.V., or otherwise ceasing to have the power to exercise management control over these two companies; or

(iv)
UPC Distribution ceasing to be the direct or indirect legal and beneficial owner of at least 75% of the issued share capital of any Obligor or otherwise ceasing to have the power to exercise management control over such Obligor (other than the US Borrower, UPC Holding II B.V. and UPC Distribution Holdco); or
(v)
UPC Distribution and UPC Holding II B.V. ceasing to be the legal and beneficial owners of 100% of the partnership interests in, or otherwise ceasing to have the power to exercise management control over, the US Borrower,
(any such occurrence being a "Change of Control").
Such prepayments will be applied pro rata against amounts outstanding under each of the Additional Facilities.
Amounts required to be prepaid may be placed in an escrow account pending the next interest re-set, in order to avoid breakage costs.
Amounts mandatorily prepaid shall not be available for redrawing and the Additional Facilities shall be reduced accordingly.
17.	Voluntary Prepayment:	Voluntary prepayment shall be permitted at any time on 5 Business Days' prior written notice (such notice to be irrevocable) and in a minimum amount of €10,000,000 (or its equivalent in US Dollars).

Voluntary prepayments will be applied against amounts outstanding under the Additional Facilities in such proportion as UPC Distribution specifies in its notice of prepayment (and prepayments shall be applied against all outstanding advances under the relevant Additional Facilities pro rata).
Any prepayment other than on an interest payment date shall incur broken funding costs.
Any amount of Facility F prepaid may not be re-borrowed.
18.	Cancellation:
Facility F may be cancelled, in whole or in part, at any time on 5 Business Days' prior written notice (such notice to be irrevocable). Partial cancellation must be in a minimum amount of €10,000,000 (or its equivalent in US Dollars). No premium or penalty shall apply and amounts cancelled may not be reinstated.
The undrawn amount of Facility F shall be automatically cancelled immediately following the last day of the availability period.
19.	Security:	Facility F will be secured (together with the other Additional Facilities and the Existing Facilities on a pari passu basis) by:

•
Share pledges in respect of the share capital (or equivalent) of UPC Distribution, the US Borrower, each Guarantor (other than UPC Holding B.V.) and UPC Norge AS, UPC Belgium SA, NBS Nordic Broadband Services AB, UPC Czech Holding B.V., UPC Slovakia Holding B.V., UPC Romania Holding B.V., Telekabel Hungary N.V. and UPC Distribution Services B.V.;
		•	Share pledges in respect of the share capital of each Additional Guarantor;
		•	Pledge of inter-company loans from Obligors to other members of the Borrower Group;
		•	Fixed charges over cash concentration accounts; and
		•	Pledge of receivables of more than €10,000,000 payable to the Borrower Group by chello broadband N.V. ("chello") or Priority Telecom N.V. ("Priority").
Lenders to the US Borrower will share rateably with Lenders to UPC Distribution in the above security.
20.	Documentation:
Facility F will be documented by an Additional Facility Accession Agreement, which will set out (inter alia) the conditions precedent to drawing and pursuant to which the Lenders will accede to the €1.072bn Facility Agreement and the relevant security deed. The €1.072bn Facility Agreement to which the Lenders will accede sets out the representations and warranties, undertakings, events of default, increased costs, pro-rata sharing, set-off, market disruption, illegality provisions and other provisions usual for such transactions and consistent with this term sheet.
21.	Conditions Precedent:	Availability of Facility F is conditional upon the Lenders being satisfied with conditions precedent usual for financings of this nature, including but not limited to:
		(a)	copies of relevant constitutional documents and corporate authorities;
		(b)	specimen signatures of authorised signatories;
		(c)	an Additional Facility Accession Agreement signed by each Lender;
(d)
legal opinion of English, New York and Netherlands counsel to the Lenders (and such other lawyers in such other relevant jurisdictions as the Mandated Lead Arrangers shall consider desirable in respect of any Obligors outside England);
		(e)	no event of default or event which with the expiry of any grace period or giving of any notice would constitute an event of default; representations and warranties correct in all material respects;

		(f)	verification letters (substantially in the form of part 6 of schedule 5 to the €1.072bn Facility Agreement) from each Lender if required under Dutch law;
		(g)	a letter from each Lender giving its in principle consent to the merger of the €1.072bn Facility Agreement and the Existing Facility Agreement into a single senior secured credit agreement; and
(h)
confirmation from UPC Distribution to the Mandated Lead Arrangers confirming that all the net Facility F proceeds will be used towards the prepayment of the Existing Facilities (applied against the relevant Existing Facilities in such proportions as UPC Distribution may select).
22.	Representations and Warranties:
Usual for this type of transaction, to be given by each Obligor in respect of itself and, where applicable, its subsidiaries which are members of the Borrower Group including but not limited to (and subject to agreed exceptions as detailed in the €1.072bn Facility Agreement, materiality qualifications and disclosures):
		(a)	due incorporation;
		(b)	power to perform obligations under the finance documents;
		(c)	legal validity of the finance documents;
		(d)	no conflict with laws, constitutional documents or other documents;
		(e)	no litigation which could reasonably be expected to have a material adverse effect;
		(f)	no event of default;
		(g)	all necessary licences and authorisations in full force and effect;
		(h)	accuracy and basis of preparation of accounts to be delivered;
(i)
accuracy of factual information provided by or on behalf of UPC Distribution about the Borrower Group and UPC Distribution contained in the Information Memorandum and that UPC Distribution's projections for the Borrower Group contained in the Information Memorandum were believed to be reasonable and provided in good faith and after due enquiry;
		(j)	ownership/right to use key intellectual property;
		(k)	environmental law compliance and no material environmental claims;

		(l)	obligations under Material Contracts binding and no breach of Material Contracts which would have a material adverse effect; and
		(m)	relevant United States law representations (e.g. Anti-Terrorism laws).

The representation listed at paragraph (i) above will be set out in the Additional Facility Accession Agreement and will be non-repeating. The other representations and warranties constitute the repeating representations and warranties under the €1.072bn Facility Agreement. These repeating representations and warranties will be repeated on the date of the request, on the drawdown date and on the first day of each interest period.
23.	Non-Financial Undertakings:
Usual for this type of transaction, to be given by each Obligor in respect of itself and, where applicable, its subsidiaries which are members of the Borrower Group including but not limited to (and subject to certain exceptions and materiality qualifications as detailed in the €1.072bn Facility Agreement):
(a)(i)
timely delivery of information in relation to the Borrower Group (including quarterly consolidated management accounts (in an acceptable format and within 60 days of the end of each financial quarter respectively or, in the case of Q4 management accounts, as soon as available and not later than 150 days after year end), audited annual consolidated accounts (within 150 days of financial year end), and annual budgets for each financial year (by no later than 60 days after the end of the previous financial year)); and
(ii)
in relation to UGC, delivery of Forms 10Q (as soon as available and in any event within 90 days of each financial quarter) and Forms 10K (as soon as available and in any event within 180 days of each financial year end);
		(b)	annual and quarterly compliance certificates in an agreed format;
		(c)	negative pledge (subject to agreed exceptions, including a basket of €15 million (or its equivalent));
(d)
disposals restriction (subject to agreed exceptions, including a basket for disposals of assets (where net proceeds are not used to prepay Facilities) which comprise/contribute up to 5% of total assets, revenues and EBITDA of the Borrower Group);
		(e)	pari passu ranking;
		(f)	restriction on additional financial indebtedness (exceptions to include a basket of €25,000,000 (or its equivalent) and shareholder subordinated loans);

(g)	restriction on loans and guarantees and other extensions of credit granted or issued for the benefit of persons who are not members of the Borrower Group;
(h)	restriction on mergers and acquisitions, with exceptions for transactions between members of the Borrower Group and "Permitted Acquisitions" (see Schedule 1).
(i)	restrictions on joint ventures (i.e. acquiring an interest of 50% or less in an entity), with exceptions for "Permitted Joint Ventures" (see Schedule 2).
(j)	restrictions on investments, including restrictions on loans and transfers of assets to and investments in members of the Unrestricted Group by members of the Borrower Group;
(k)
restrictions on payments of dividends or distributions, including payments on subordinated debt (subject to agreed exceptions, including interest on subordinated shareholder loans (i) in certain circumstances where all or part of the proceeds of such subordinated loans have been used to permanently prepay Facility D or the Existing Facilities or (ii) when the ratio of Senior Debt to EBITDA is 3.5:1 (or less));
(l)	restriction on redemption/repayment of share capital/loan stock;
(m)	maintenance of intellectual property rights;
(n)	maintenance of insurances;
(o)	compliance with environmental laws, licences and obligations;
(p)	restriction on change in the nature of business;
(q)
material transactions with chello broadband and Priority Telecom to be on arm's length commercial terms or otherwise on terms that are fair and reasonable and in the best interests of the Borrower Group;
(r)	compliance with laws;
(s)	maintain, obtain and renew all necessary licences, filings and authorisations;
(t)
notice of default and access to properties, books and records, principal officers and auditors (i) after occurrence of an event of default or if reasonable grounds for belief that an event of default exists or (ii) at other times upon reasonable notice and reasonable grounds;

(u)
each Obligor (other than UPC Distribution Holdco) to ensure that it and each of its subsidiaries which is a member of the Borrower Group transfer excess cash in excess of €5,000,000 to a pledged account on the last day of each calendar quarter ending after 30th June, 2004; such pledged amount may be applied to meet expenditure arising in the course of business as long as no continuing Event of Default;
(v)	restrictions on the issue of shares by members of the Borrower Group;
(w)
"Restricted Persons" (defined as UGCE Inc., UPC N.V., Belmarken Holding B.V., UPC Holding B.V., any other company (not being a member of the Borrower Group) which is a subsidiary of, or an associated company of, UGCE Inc.) to enter into a pledge of subordinated shareholder loans before making any financial indebtedness available to the Borrower Group;
(x)	UPC Distribution to procure the grant of further security over receivables owing to members of the Borrower Group by chello or Priority Telecom if the Majority Lenders require;
(y)	Borrower Group members to maintain a financial year-end of 31st December;
(z)
ensure relevant members of the Borrower Group maintain (i) inter-connection agreements with major fixed line telephony operators in each relevant jurisdiction; and (ii) arrangements on arm's length commercial terms (or terms that are otherwise in the best interests of the Borrower Group) with chello for the provision of internet and/or data services;
(aa)
restrictions on hedging (subject to agreed exceptions, including arrangements directly relating to the management of interest rate and/or currency exchange rate risk arising out of any financial indebtedness of any member of the Borrower Group permitted to subsist by the terms of the €1.072bn Facility Agreement);
(bb)	capital expenditure of the Borrower Group restricted to its permitted business;
(cc)	no amendments to the constitutive documents of members of the Borrower Group that would be reasonable likely to have a material adverse effect on the security granted by the Borrower Group;
(dd)	compliance with ERISA; and
(ee)	proceeds of any loan made to the US Borrower by its general partners to be invested in the Borrower Group by way of intercompany loan or equity subscription.

24.	Financial Covenants:	These will comprise the following:
		(a)	Ratio of Senior Debt to Annualised EBITDA to be no more than:
Test Dates	Ratio
31 December 2004	4.90:1
31 March 2005	4.80:1
30 June 2005	4.60:1
30 September 2005	4.40:1
31 December 2005	4.10:1
thereafter	4.00:1
(b)	Ratio of EBITDA to Total Cash Interest to be no less than:
Test Dates	Ratio
31 December 2004	2.50:1
31 March 2005	2.50:1
30 June 2005	2.50:1
30 September 2005	2.75:1
31 December 2005	2.75:1
31 March 2006	2.75:1
30 June 2006	2.75:1
thereafter	3.00:1
(c)	Ratio of EBITDA to Senior Debt Service to be no less than:
Test Dates	Ratio
31 December 2004	1.50:1
31 March 2005	2.25:1
30 June 2005	2.25:1
30 September 2005	2.25:1
31 December 2005	2.25:1
31 March 2006	2.25:1
30 June 2006	1.00:1
30 September 2006	1.00:1
31 December 2006	0.65:1
31 March 2007	0.65:1
thereafter	1.00:1
(d)	Ratio of EBITDA to Senior Interest to be no less than:
Test Dates	Ratio
31 December 2004	2.65:1
31 March 2005	2.80:1
30 June 2005	2.85:1
30 September 2005	3.05:1
31 December 2005	3.15:1
thereafter	3.40:1

(e)	Ratio of Total Debt to Annualised EBITDA to be no more than(1):
Test Dates	Ratio
31 December 2004	7.00:1
31 March 2005	7.00:1
30 June 2005	6.75:1
30 September 2005	6.50:1
31 December 2005	6.25:1
31 March 2006	5.75:1
thereafter	5.75:1

(1)
There will be an additional covenant or an amendment to this covenant so that the ratio of Total Debt to Annualised EBITDA must be no more than 5.75:1 from the date of the Additional Facility Accession Agreement.
25.	Events of Default:	Usual for this type of transaction including without limitation (and subject to agreed exceptions, thresholds, materiality qualifications and grace periods):
		(a)	non-payment;
		(b)	breach of covenants/obligations under finance documents;
		(c)	breach of representation or warranty;
		(d)	unlawfulness of finance documents;
(e)
cross default in respect of the Borrower Group (in respect of aggregate financial indebtedness in excess of €15,000,000 for the Borrower Group) and cross acceleration in respect of the "UGCE Borrower Group" (defined as (a) UGCE Inc.; (b) any other company of which UPC Distribution is a subsidiary and which is a subsidiary of UGCE Inc.; and (c) UPC Holding II B.V.) (in respect of aggregate financial indebtedness in excess of €50,000,000);
		(f)	insolvency, winding up, administration, enforcement proceedings etc. of Obligors, members of the UGCE Borrower Group and material members of the Borrower Group and steps therefor;
		(g)	material adverse effect on ability of the Obligors to perform their payment or other material obligations;
		(h)	cessation of business;
		(i)	loss or breach of material licences and termination, variation or breach of material contracts (in each case if such event results in a material adverse effect);
		(j)	expropriation events;
		(k)	unlawfulness;

		(l)	ERISA events;
		(m)	environmental matters;
		(n)	repudiation of a finance document; and
		(o)	breach by a subordinated creditor of obligations or warranties under intercreditor agreement or pledge of subordinated shareholder loans.
26.	Tax:	All payments to be made free and clear of any taxes, deductions or withholdings whatsoever. Borrower to gross-up if necessary and Lenders to reimburse any tax credit received as a result.
27.	Transferability:
Loans and commitments to be transferable to Lenders or financial institutions that are Professional Market Parties (if required by Dutch law). Transfers will require the prior consent of UPC Distribution (not to be unreasonably withheld or delayed) unless there is an Event of Default outstanding which has not been waived. Minimum transfer amount of €1,000,000.
28.	Law:
The Additional Facility Accession Agreement in respect of Facility F will be, and the other Finance Documents are governed by English Law (or the appropriate local law in the case of security documents).
29.	Miscellaneous:	€1.072bn Facility Agreement contains service of process and submission to English jurisdiction clauses.

SCHEDULE 1
Permitted Acquisitions

The definition of Permitted Acquisitions includes, without limitation:

(a)
an acquisition where:

(i)
the total consideration payable for all such acquisitions but deducting the amount of such consideration that has been funded by:

(A)
equity or subordinated debt injected for a purpose other than to fund a mandatory prepayment under the €1.072bn Facility Agreement or the Existing Facility Agreement (a "Relevant Equity Injection") (either at the time of any acquisition or by a subsequent injection of funds); and

(B)
the proceeds of a drawing under Facility A provided that such deduction shall only be made if and to the extent that:

(1)
the outstandings under Facility A were previously reduced out of the proceeds of either a Relevant Equity Injection or an Additional Facility; or

(2)
the outstandings under Facility A are subsequently reduced out of the proceeds of an advance under an Additional Facility by an amount up to the amount of that advance under Facility A,

    is not more than the sum of (x) €250,000,000 and (y) the amount of all Relevant Equity Injections applied in permanent prepayment and cancellation of the Existing Facilities or Facility D (not counting acquisitions of further shares in entities in which members of the Borrower Group have an ownership interest on the date of execution of the Existing Facility Agreement (the "Signing Date"));

  (ii)
  pro forma compliance up to final maturity is demonstrated by way of certification by management for acquisitions where the total consideration or transaction value (whichever is higher) is between €100,000,000 and €150,000,000 and by delivery of updated financial projections for acquisitions where the total consideration or transaction value (whichever is higher) is in excess of €150,000,000 (which projections would be prepared on the basis of assumptions no more aggressive than those used in the initial business plan);

  (iii)
  the target is in the same line of business as the Borrower Group, which business is carried out principally in Europe;

  (iv)
  in the case of an acquisition where the consideration is €40,000,000 or greater, management provides projections which demonstrate that the target will be cash flow positive (taking into account Relevant Equity Injections) up to final maturity;

  (v)
  no event of default or potential event of default is continuing at the time of the acquisition or would be caused by the acquisition; and

  (vi)
  the consideration for the acquisition is not funded by an advance under an Additional Facility; or

(b)
an acquisition (other than in Great Britain or Germany) (an "Additional Permitted Acquisition") where:

(i)
the most recent management accounts of the target demonstrate that the ratio of Senior Debt to Annualised EBITDA for the most recent 6 months is:

(A)
less than 4.0:1; or

    (B)
    at least 1 times lower than the ratio of Senior Debt to Annualised EBITDA of the Borrower Group for the most recent test period;

  (ii)
  in the case of an acquisition where the consideration is €25,000,000 or greater, management provides projections which demonstrate that the target will be cash flow positive up to final maturity;

  (iii)
  no event of default or potential event of default is continuing at the time of the acquisition or would be caused by the acquisition; and

  (iv)
  the consideration for the acquisition is funded by:

  (A)
  one or more advances drawn under an Additional Facility; or

  (B)
  the proceeds of a drawing under Facility A provided that the outstandings under Facility A were previously reduced out of the proceeds of an Additional Facility.

SCHEDULE 2
Permitted Joint Ventures

The definition of Permitted Joint Ventures includes, without limitation, a minority acquisition where:

(a)
the total consideration payable for all such acquisitions but deducting the amount of such consideration that has been funded by:

  (i)
  a Relevant Equity Injection (either at the time of any acquisition or by a subsequent injection of funds); and

  (ii)
  the proceeds of a drawing under Facility A provided that such deduction shall only be made if and to the extent that the outstandings under Facility A were previously reduced out of the proceeds of a Relevant Equity Injection, is not more than the sum of (x) €250,000,000 and (y) the amount of all Relevant Equity Injections applied in permanent prepayment and cancellation of the Existing Facilities or Facility D (not counting acquisitions of further shares in entities in which members of the Borrower Group have an ownership interest on the Signing Date);

(b)
pro forma compliance up to final maturity is demonstrated by way of certification by management for acquisitions where the total consideration or transaction value (whichever is higher) is more than €50,000,000 and by delivery of updated financial projections for acquisitions where the total consideration or transaction value (whichever is higher) is in excess of €100,000,000 (which projections would be prepared on the basis of assumptions no more aggressive than those used in the initial business plan);

(c)
the target is in same line of business as the Borrower Group, which business is carried out principally in Europe;

(d)
in the case of a joint venture where the consideration is €40,000,000 or greater, management provides projections which demonstrate that the target will be cash flow positive up to final maturity;

(e)
no event of default or potential event of default is continuing at the time of the acquisition or would be caused by the acquisition; and

(f)
the consideration for the acquisition is not funded by an advance under an Additional Facility.

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  Exhibit 99.1